UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2006

Kraton Polymers LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-123747	94-2805249
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15710 John F. Kennedy Blvd., Suite 300, Houston, Texas		77032
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-504-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

In a letter dated December 12, 2006, from Basell Polyolefines France S.A.S., a company incorporated in France ("Basell") to Kraton Polymers France S.A.S., a company incorporated in France ("KP France")*, Basell announced that it has elected to terminate the 1,3 Butadiene Agreement (the "Contract")in accordance with clause 9.1 of the Contract. Basell currently supplies butadiene to our Berre, France facility pursuant to the Contract. The Contract provides for termination on December 31, 2007, but is renewed automatically unless terminated with prior written notice by either party. The price we pay for butadiene under the Contract varies based on the published price for butadiene, the amount of butadiene purchased during the preceding calendar year and, in certain circumstances, the price of naphtha. The letter that we received from Basell terminates the Contract in twenty-four months which is effective December 31, 2008.

We intend to work with various prospective butadiene suppliers to negotiate new supply arrangements over the next two years.

Kraton Polymers LLC's ("Kraton") also has another business arrangement with Basell. Kraton's German manufacturing site, which is operated by Kraton's subsidiary Kraton Polymers GmbH, is located on the premises of Basell at Wesseling, Germany.

* KP France is a wholly owned subsidiary of Kraton Polymers Holdings B.V., a company organized in The Netherlands ("KP Holdings"). KP Holdings is a wholly owned subsidiary of Kraton.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Polymers LLC

December 15, 2006	By:	Joseph J. Waiter

Name: Joseph J. Waiter
Title: Vice President and General Counsel